Exhibit 10.1

FOR IMMEDIATE RELEASE:
Press Contact: Lauren Monroe 212.584.4330 lmonroe@5wpr.com

WORLDS.COM: PIONEER OF 3D VIRTUAL WORLDS ANNOUNCES NEW BOARD MEMBER FROM GOOGLE

New Board Member Expected to Help Drive 3D Growth

Boston - May 19, 2008 - Worlds (www.Worlds.com) (OTCBB: WDDD), the pioneer platform in 3D virtual communities announced today the appointment of a new non-executive board member; Thomas Duterme. Mr. Duterme is currently a New Business Development Manager who assesses new business opportunities at Google. Joining Worlds’ board, it is expected that he will help to drive the expansion of the Company’s pioneering patented 3D technology.

Founded in 1994, Worlds is preparing to release its newly updated and enhanced 3D platform, with a new rendering engine and micro-economy platform. In Worlds, users create avatars that navigate through virtual worlds as well as build their own worlds on a P2P network.  The Company is building on existing formats to improve entertainment, socializing, and marketing capabilities in the 3D online environment.

“Tom’s addition to the board adds a new perspective and strategic position for the Company,” stated Thom Kidrin, CEO of Worlds.com.  “Tom’s broad knowledge and experience in China will add insight and value to an explosive growth market that Worlds is preparing to enter. Tom has a unique understanding of how the 3D market is evolving as well as exposure to new business opportunities that will enhance Worlds value proposition in the expansion and development of 3D virtual worlds.”

“I have joined Worlds’ board after careful consideration and review of their pioneering legacy in 3D, their patents and long- term growth opportunities. I see a number of clear points of differentiation in what Worlds offers in respect to other competitors and how to leverage their technology with a range of existing relationships and strategic opportunities for 3D around the world,” said Tom Duterme.

Mr. Duterme has an MBA from MIT Sloan and is fluent in Mandarin and French, and has lived in China, Japan, France, Belgium, and the U.S.

Worlds holds US patents, 6,219,045 and 7,181,690 B1, for multi- user server technology for 3D applications which provides a highly scalable architecture for a three-dimensional graphical, multi-user, interactive virtual world system.

About Worlds:
Worlds.com was founded in 1994 and utilizes its patented 3D technology in partnership with brand leaders in specific market segments to offer 3D multi-user environments that have interactive Avatars, rich media graphics, text chat, voice-to-voice chat, video and e-commerce.  The 3D communities allow visitors to interact with each other, teleport throughout the Worlds environment as well as participate in shared experiences. Besides partnering with existing content providers that have strong brands and an existing following, Worlds also encourages individuals to create their own virtual spaces, communities and unique Avatars with easy-to-use tools. Worlds was, and remains, true “social networking” well before the term became mainstream.

Forward Looking Statements

This release contains certain forward-looking statements and information relating to Worlds that are based on the beliefs of Worlds' management, as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events including estimates and projections about its business based on certain assumptions of its management, including those described in this Release. These statements are not guarantees of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company's services and products, changes in technology, competition and liquidity problems. Additional risk factors are included in the Company’s public filings with the SEC. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as hoped, anticipated, believed, estimated, preparing or expected. The Company does not intend to update these forward-looking statements.

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